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                                                                 EXHIBIT 10.34

                              CONSULTING AGREEMENT


                  AGREEMENT by and between Bank United Corp., a Delaware corporation (the "Company") and Lewis S. Ranieri (the "Consultant"), dated as of the ___ day of August, 1996.

                  WHEREAS, the Consultant has served as President, Chairman and Chief Consultant Officer of the Company since 1988;

                  AND WHEREAS, the Company effected a reorganization on June 17, 1996, in which Hyperion Holdings Inc., a Delaware corporation, was merged with and into the Company;

                  AND WHEREAS, as of July 15, 1996, the Consultant relinquished his position as President and Chief Executive Officer of the Company;

                  AND WHEREAS, it is anticipated that an initial public offering of the Company's Class A common stock (the "IPO") will be effected shortly following;

                  AND WHEREAS, following the IPO, the Consultant shall continue to serve as Chairman of the Board of Directors of the Company;
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                  AND WHEREAS, the Board of Directors of the Company has
determined that it is in the best interests of the Company to retain the continuing services of the Consultant following the IPO on the terms and conditions set forth below, and the Consultant desires to render such services;

                  NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

                  1. Consulting Period. The Consultant shall make himself available to render consulting services, on the terms and conditions set forth in this Agreement, for the period beginning on the date hereof and ending on the earliest of (i) the third anniversary of the date hereof, (ii) the date that is 180 days after the date on which either the Consultant or the Company delivers written notice to the other party terminating this Agreement, which notice may be given by either party at any time and for any reason or for no reason at all, and (iii) the date on which the Consultant becomes disabled or dies (the "Consulting Period").

                  2. Consulting Services. During the Consulting Period, the Consultant shall devote such time as may be necessary to render such consulting services as may reasonably be requested from time to time by the Board and/or the Chief Executive Officer of the Company, including, without limitation: strategic planning advice
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and guidance; asset and liability management advice (including, for example, reviewing ALCO Committee materials and providing input thereon and participating in deposit pricing activities upon request); investment analysis and guidance and credit advice (including, for example, providing input and advice on asset acquisitions); and representing the Company's interests in the affairs of the banking and mortgage lending industries. The Consultant's services shall be performed at such times and locations as shall be mutually convenient to the Consultant and the Company.

                  3. Consulting Fee. In consideration of the foregoing, the Company shall pay the Consultant a consulting fee (the "Consulting Fee") of $250,000 per year, payable in equal monthly installments. In the event the Consultant becomes disabled or dies, the Company shall pay any accrued but unpaid Consulting Fee to the Consultant or his legal representatives, as appropriate. The Company shall reimburse the Consultant for any reasonable out-of-pocket expenses incurred by the Consultant in performing services pursuant to this Agreement.

                  4. Competitive Ventures. The Company acknowledges that,
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during the Consulting Period, the Consultant will engage in other business endeavors, one or more of which may be competitive with the businesses of the Company.

                  5. Confidential Information. During the Consulting Period and at all times thereafter, and except as otherwise required by law or legal process, the Consultant shall not disclose to anyone who, to the knowledge of the Consultant, is not authorized to receive such information, any confidential information of the Company and any confidential information relating to the Company's former or present customers or potential customers of which the Consultant becomes aware during the Consulting Period, other than any such information which was or becomes generally available on a non-confidential basis (other than as a result of the Consultant's violation of this Section 5) ("Confidential Information").

                  6. Indemnification. The Company hereby indemnifies the Consultant to the fullest extent permitted by applicable law from and against any and all liability, costs and expenses (including attorneys' fees) that may be incurred by the Consultant as a result of the Consultant's rendering consulting services to the Company pursuant to this Agreement, other than any such liability which arises as a direct result of the willful misconduct or gross
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negligence of the Consultant.

                  7. Status as Independent Contractor. Consultant and the Company hereby acknowledge and agree that Consultant's service to the Company hereunder shall be in the capacity of an independent contractor to the Company and not as an employee, and that the Consultant is solely responsible for the payment of all Federal, state, local and foreign personal income taxes that are required by applicable laws or regulations to be paid with respect to the consulting fee.

                  8. Successors; Change of Control. (a) This Agreement is personal to the Consultant and, without the prior written consent of the Company, shall not be assignable by the Consultant otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Consultant's legal representatives.

                  (b) This Agreement shall not be assignable by the Company without the prior written consent of the Consultant. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the
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Company and its permitted successors and assigns.

                  (c) Upon the occurrence of a Change of Control, as hereinafter defined, this Agreement shall immediately be cancelled; the Company shall promptly pay to the Consultant all accrued but unpaid consulting fees; and the parties thereafter shall have no further rights or obligation pursuant to this Agreement. For purposes of this Agreement, a "Change of Control" shall mean the happening of any of the following events:

                  (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 8(c); or

                  (2) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a
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majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (3) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such
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Business Combination; or

                  (4) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

                  9. Miscellaneous. (a) This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  (b) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (c) The Consultant and the Company acknowledge and agree that this Agreement supersedes any other agreement between them concerning the subject matter hereof.

                  IN WITNESS WHEREOF, the Consultant has hereunto set his hand and, pursuant to the authorization of its Board of Directors, the Company has caused this Agreement to be executed in its name and on its behalf, all as of the day and year first above written.


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                                      LEWIS S. RANIERI



                                      _______________________________



                                      BANK UNITED CORP.



                                      By______________________________